As filed with the Securities and Exchange Commission on October 14, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	33 Locke Drive Marlborough, Massachusetts 01752 (508) 756-1212	87-0656515
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Dr. Paul K. Wotton

President and Chief Executive Officer

Advanced Cell Technology, Inc.

33 Locke Drive

Marlborough, Massachusetts 01752

(508) 756-1212

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Bloom, Esq. William D. Collins, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

Common Stock ($.001 par value)	(2)	(3)	(3)	—

Preferred Stock ($.001 par value)	(2)	(3)	(3)	—

Debt Securities	(2)	(3)	(3)	—

Warrants	(2)	(3)	(3)	—

Depositary Shares	(2)	(3)	(3)	—

Stock Purchase Units or Contracts	(2)	(3)	(3)	—

Subscription Rights	(2)	(3)	(3)	—

Units	(2)	(3)	(3)	—

Total	(2)		$100,000,000	$11,620.00

(1) Calculated pursuant to Rule 457(o) under the Securities Act.

(2) Such indeterminate number or amount of common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase units or contracts, subscription rights and units is being registered as may from time to time be issued at indeterminate prices at an aggregate initial offering price not to exceed $100,000,000. This Registration Statement also includes such indeterminable amount of common stock, preferred stock and debt securities as may be issued from time to time upon exercise of warrants or conversion or exchange of convertible or exchangeable securities being registered hereunder or pursuant to anti-dilution provisions of any such securities registered hereunder. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.

(3) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 14, 2014

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Stock Purchase Units or Contracts
Subscription Rights
Units

We may offer and sell, from time to time, in one or more offerings, up to $100,000,000 of our common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase units or contracts, subscription rights or units described in this prospectus, either separately or together with other securities described in this prospectus.

Each time securities are offered pursuant to this prospectus, we will indicate the particular securities we offer and their specific terms in a supplement to this prospectus. In each case we will describe the type and amount of securities we are offering, the initial public offering price, the net proceeds we expect to receive and the other terms of the offering.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement.

Our common stock is currently quoted on the OTCQB, under the symbol “ACTC.” On October 14, 2014, the last reported sales price per share of our common stock on the OTCQB was $7.97.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our principal executive office is at Advanced Cell Technology, Inc.; 33 Locke Drive, Marlborough, Massachusetts 01752, and our telephone number is (508) 756-1212.

The date of this prospectus is                              , 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read both this prospectus and any prospectus supplement or related free writing prospectus together with additional information described under the headings "Where You Can Find More Information" and "Documents Incorporated By Reference."

You should rely only on the information incorporated by reference or provided in this document. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

References in this prospectus to the terms "Advanced Cell," "company," "we," "our" or "us" or other similar terms means Advanced Cell Technology, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this prospectus or the applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." You can identify these forward-looking statements by the use of words or phrases such as "believe," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "potential," "predict," "project," "should," or "would." Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our ability to conduct clinical trials, and the timing and results of those clinical trials
•	our ability to maintain sufficient cash and other liquid resources to meet our operating and any debt service requirements;
•	decisions by regulatory authorities regarding whether and when to approve any treatment applications, as well as their decisions regarding labeling and other matters that could affect the potential commercial potential of our products;
•	the speed with which regulatory authorizations, pricing approvals and product launches may be achieved;
•	whether and when we will be able to enter into and consummate strategic collaborations with respect to our products or product candidates on acceptable terms;
•	the success with which developed products may be commercialized;
•	competitive developments affecting our products or product candidates;
•	the effect of possible domestic and foreign legislation or regulatory action affecting, among other things, pricing and reimbursement, including under Medicaid and Medicare in the United States, and the trend toward managed care and health care cost containment;
•	our ability to protect our patents and other intellectual property;
•	claims and concerns that may arise regarding the safety or efficacy of our product candidates;
•	governmental laws and regulations affecting our operations, including those affecting taxation; and
•	growth in costs and expenses.

Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation, the timing and results of our clinical trials, acceptance among those in our industry of our therapeutic candidates and trial results, the results of any pending proposals that require the approval of our shareholders, the development of competitive therapeutic candidates, our research and development expenses, external expenses and the timing of our planned research and development projects, and selling, general and administrative expenses; our belief regarding the potential impact of the adoption of newly issued and future accounting guidance on our financial statements; our expectations for our cash, cash equivalents and investments balances and information with respect to any other plans and strategies for our business; and other material risks described under the heading "Risk Factors" in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.

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You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by law, we do not assume any intent to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.

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OUR COMPANY

This business overview highlights information contained in certain documents incorporated by reference into this prospectus. This business overview does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements incorporated herein by reference, before making an investment decision.

We are a biotechnology company focused on the development and commercialization of novel cell-based therapies. Our therapeutic area of focus is ophthalmology and our most advanced products are in clinical trials for the treatment of dry age-related macular degeneration, Stargardt’s macular degeneration and myopic macular degeneration. We are also developing several pre-clinical cell therapies for the treatment of other ocular disorders. Additionally, we have a number of pre-clinical stage assets in disease areas outside the field of ophthalmology, including autoimmune, inflammatory and wound healing-related disorders. Our intellectual property portfolio includes pluripotent human embryonic stem cell-induced pluripotent stem cell platforms; and other cell therapy research programs. We have no therapeutic products currently available for sale and do not expect to have any therapeutic products commercially available for sale for a period of years, if at all. These factors indicate that our ability to continue research and development activities is dependent upon the ability of management to obtain additional financing as required.

Our common stock is currently quoted on the OTCQB, under the symbol “ACTC.”

Our principal offices are located at Advanced Cell Technology, Inc., 33 Locke Drive, Marlborough, Massachusetts 01752. Our website address is www.advancedcell.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, and June 30, 2014, as the same may be updated from time to time by our future filings under the Exchange Act, when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

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Selected Financial Data

You should read the following selected financial data together with our financial statements and the related notes contained in Item 8 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, which are incorporated by reference into this prospectus, except that share and per share information for the periods ended December 31, 2013, 2012, 2011, 2010 and 2009 have been revised to reflect the one-for-100 reverse stock split for our outstanding shares of common stock effective August 27, 2014, as though the reverse stock split was in effect for all periods presented.

The selected data in this section is not intended to replace the consolidated financial statements included in our Annual Report on Form 10-K, except that share and per share information for the periods ended December 31, 2013, 2012, 2011, 2010 and 2009 have been revised to reflect the one-for-100 reverse stock split.

	Year Ended December 31,
	2013	2012	2011	2010			2009
		As restated	As restated	As reported	Adjustments	As restated	As reported	Adjustments	As restated

Revenue	$224,985	$466,487	$506,419	$725,044	$–	$725,044	$1,415,979	$–	$1,415,979
Cost of revenue	82,436	117,436	343,950	216,600	–	216,600	500,899	–	500,899
Gross profit	142,549	349,051	162,469	508,444	–	508,444	915,080	–	915,080
Operating expenses:
Research and development	11,564,768	14,158,936	9,753,759	8,439,343	159,040	8,598,383	3,531,540	203,230	3,734,770
Grant reimbursements	–	–	–	(977,917)	–	(977,917)	(136,840)	–	(136,840)
General and administrative expenses	12,057,067	11,432,866	7,435,709	15,506,191	(955,149)	14,551,042	3,439,085	(471,620)	2,967,465
Change in estimate of accrued liabilities	–	–	–	(1,263,009)	–	(1,263,009)	–	–	–
Change in estimate of loss on settlement of litigation	6,228,621	–	–	–	–	–	–	–	–
Loss on settlement of litigation	–	–	294,144	11,132,467	–	11,132,467	4,903,949	–	4,903,949
Total operating expenses	29,850,456	25,591,802	17,483,612	32,837,075	(796,109)	32,040,966	11,737,734	(268,390)	11,469,344

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Loss from operations	(29,707,907)	(25,242,751)	(17,321,143)	(32,328,631)	796,109	(31,532,522)	(10,822,654)	268,390	(10,554,264)
Non-operating income (expense):
Interest income	165,918	15,581	35,114	16,724	–	16,724	4,661	–	4,661
Interest expense and late fees	(1,437,584)	(1,104,602)	(1,510,693)	(11,726,120)	–	(11,726,120)	(9,190,807)	–	(9,190,807)
Finance gain (cost)	95,162	(7,015,470)	(54,984,170)	(4,332,277)	–	(4,332,277)	(1,705,691)	–	(1,705,691)
Gain (loss) on disposal of fixed assets	(962,227)	(17,138)	–	9,500	–	9,500	–	–	–
Fines and penalties	438,587	(3,500,000)	–	–	–	–	–	–	–
Gain on extinguishment of debt	–	–	–	197,370	–	197,370	598,425	–	598,425
Loss attributable to equity method investments	–	–	(820,000)	–	–	–	(144,438)	–	(144,438)
Loss on extinguishment of convertible debentures	–	–	–	–	–	–	(8,200,984)	–	(8,200,984)
Charges related to repricing derivative liabilities	–	–	–	–	–	–	(30,316,708)	–	(30,316,708)
Loss on warrant re-pricing	–	–	–	–	–	–	(83,680)	–	(83,680)
Adjustments to fair value of unsettled warrant obligation	(107,438)	1,390,382	7,963,101	–	(7,331,109)	(7,331,109)	–	(5,814,327)	(5,814,327)
Adjustments to fair value of derivatives	493,241	889,883	11,444,988	(6,209,898)	–	(6,209,898)	23,103,668	–	23,103,668
Total non-operating expense	(1,314,341)	(9,341,364)	(37,871,660)	(22,044,701)	(7,331,109)	(29,375,810)	(25,935,554)	(5,814,327)	(31,749,881)
Loss before provision for income tax	(31,022,248)	(34,584,115)	(55,192,803)	(54,373,332)	(6,535,000)	(60,908,332)	(36,758,208)	(5,545,937)	(42,304,145)
Provision for income tax	–	–	–	–	–	–	–	–	–
Net loss	$(31,022,248)	$(34,584,115)	$(55,192,803)	$(54,373,332)	$(6,535,000)	$(60,908,332)	$(36,758,208)	$(5,545,937)	$(42,304,145)
Loss per share:
Basic	$(0.01)	$(0.02)	$(0.03)	$(0.04)	$(0.01)	$(0.05)	$(0.07)	$(0.01)	$(0.08)
Diluted	(1.24)	(1.66)	(3.49)	(4.46)	(0.54)	(5.00)	(7.05)	(1.06)	(8.11)
Weighted average shares outstanding:
Basic	24,918,727	20,866,198	15,820,951	12,818,910	12,818,910	12,818,910	5,213,431	5,213,431	5,213,431
Diluted	24,918,727	20,866,198	15,820,951	12,818,910	12,818,910	12,818,910	5,213,431	5,213,431	5,213,431

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	As of December 31,
	2013	2012	2011			2010			2009
		As restated	As reported	Adjustments	As restated	As reported	Adjustments	As restated	As reported	Adjustments	As restated

Balance Sheet Data:
Cash and cash equivalents	$1,743,485	$7,241,852	$13,103,007	$–	$13,103,007	$15,889,409	$–	$15,889,409	$2,538,838	$–	$2,538,838
Current assets	2,911,859	7,552,756	13,406,690	–	13,406,690	15,981,007	–	15,981,007	2,639,490	–	2,639,490
Total assets	3,907,919	8,496,542	15,185,326	–	15,185,326	19,054,152	–	19,054,152	5,088,008	–	5,088,008
Current liabilities	22,916,789	23,490,235	55,749,567	2,432,218	58,181,785	11,344,705	13,145,436	24,490,141	24,375,874	5,814,327	30,190,201
Total non-current liabilities	3,524,740	6,551,988	4,130,477	–	4,130,477	30,090,096	–	30,090,096	25,887,022	–	25,887,022
Total liabilities	26,441,529	30,042,223	59,880,044	2,432,218	62,312,262	41,434,801	13,145,436	54,580,237	50,262,896	5,814,327	56,077,223
Series A-1 redeemable preferred stock	–	1,598,533	1,429,126	–	1,429,126	1,272,441	–	1,272,441	908,195	–	908,195
Total stockholders' deficit	22,533,610	23,144,214	46,123,844	2,432,218	48,556,062	23,653,090	13,145,436	36,798,526	46,083,083	5,814,327	51,897,410

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RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERENCE STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference stock dividends to earnings for the periods indicated:

	Fiscal Year Ended December 31, 2009	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2013	Nine Months Ended September 30, 2014
Ratio of earnings to fixed charges	0.03	(0.96)	0.69	(2.11)	(21.13)	(47.07)
Ratio of combined fixed charges and preference dividends to earnings	–	–	–	–	–	–
Deficiency of earnings available to cover fixed charges		(a)		(b)	(c)	(d)

____________

(a)	Earnings in fiscal year ended December 31, 2010 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $47.6 million.
(b)	Earnings in the fiscal year ended December 31, 2012 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $33.4 million.
(c)	Earnings in the fiscal year ended December 31, 2013 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $31.1 million.
(d)	Earnings in the nine months ended September 30, 2014 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $29.6 million.

The ratios above were computed by dividing earnings by fixed charges or by dividing earnings by combined fixed charges and preference dividends. For this purpose, earnings is calculated by as follows: (i) adding (a) pre-tax income (loss) from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; and (ii) then subtracting from such sum (a) interest capitalized; (b) preference security dividend requirements of our consolidated subsidiaries; and (c) any noncontrolling interest in the pre-tax income (loss) of our subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting.

Fixed charges consist of that portion of rental expense associated with certain facility, equipment and vehicle leases considered to be a reasonable estimate of the interest factor. We did not pay or accrue any preference dividends for the periods presented.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement or related free writing prospectus, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, working capital, strategic acquisitions and other potential business development activities, ongoing research and development activities, funding clinical trials and regulatory approval application processes, and capital expenditures. Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but may not be limited to, short-term investments, including government bonds, or other interest-bearing investments.

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DESCRIPTION OF OUR COMMON STOCK

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our certificate of incorporation, our by-laws and our rights agreement with respect to our preferred share purchase rights plan, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

As of September 30, 2014, we are authorized to issue up to 37,500,000 shares of common stock, $0.001 par value per share. As of September 30, 2014, approximately 34,358,658 shares of common stock were outstanding. On September 26, 2014, we filed a Definitive Proxy Statement on Schedule 14A with the SEC which included a proposal to increase the number of authorize shares of our common stock by 22,500,000. If this proposal is approved on November 12, 2014, at our annual meeting of stockholders, upon the filing of the applicable amendment to our certificate of incorporation, we would be authorized to issue up to 60,000,000 shares of common stock.

Holders of our common stock are entitled to one vote per share and vote together as a single class on all matters to be voted on by our stockholders. Pursuant to our certificate of incorporation, there are no cumulative voting rights in the election of directors. The approval of corporate actions may also require the approval of the holders of any series of our preferred stock. See "Description of Our Preferred Stock."

Our common stock will be the only type of our capital stock entitled to vote in the election and removal of directors and other matters presented to our stockholders from time to time, unless we issue voting preferred stock or our certificate of incorporation or the law requires otherwise.

Our common stockholders will be entitled to receive dividends and distributions declared by our board of directors, or our board, to the extent permitted by outstanding series of preferred stock and by our certificate of incorporation. If a dividend is declared, it will be distributed pro rata to our common stockholders on a per share basis.

If we are liquidated or dissolved, our common stockholders will be entitled to receive our assets and funds available for distribution to common stockholders in proportion to the number of shares they hold. Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders, if any, have been satisfied.

Holders of our common stock will not have any preemptive, subscription or conversion rights with respect to shares of our common stock. We may issue additional shares of our common stock, if authorized by our board, without the common stockholders' approval, unless required by Delaware law or a stock exchange on which our securities are traded. The issuance of additional shares could have the effect of diluting any earnings per share and the book value per share of outstanding shares of common stock. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable. There are no redemption or sinking fund provisions applicable to our common stock.

Reference is made to the applicable prospectus supplement relating to the common stock offered by that prospectus supplement for specific terms, including:

•	amount and number of shares offered;
•	the initial offering price, if any, and market price;
•	information with respect to dividends; and
•	any listing of the common stock on any securities exchange or market.

Stock Exchange Listing

Our common stock is currently quoted on the OTCQB, under the symbol “ACTC.”

Transfer Agent and Registrar

Interwest Transfer Co, Inc. is the transfer agent and registrar for our common stock.

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DESCRIPTION OF OUR PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our certificate of incorporation and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

We are authorized to issue up to 50,000,000 shares of preferred stock, $0.001 par value per share, in multiple series, subject to limitations provided in our certificate of incorporation. As of September 30, 2014, no shares of our preferred stock were outstanding.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance of preferred stock could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

With respect to each new series of our preferred stock, our board has the authority to fix, among other things, the following terms:

•	the designation of the series;
•	the number of shares within the series;
•	whether the dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;
•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;
•	whether the shares are redeemable, the redemption price and the terms of redemption;
•	the amount payable to a holder for each share owned if we are dissolved or liquidated;
•	whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;
•	any restrictions on issuance of shares in the same series or any other series;
•	the voting rights, if any, of the shares of the series;
•	the provisions for a sinking fund, if any; and
•	any listing of the preferred stock on any securities exchange or market.

Holders of our preferred stock will not have preemptive rights with respect to shares of our preferred stock. In addition, rights with respect to shares of our preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

Transfer Agent and Registrar.    We currently plan to retain Interwest Transfer Co, Inc. as the registrar and transfer agent of any series of our preferred stock.

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DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the "indentures," we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term "trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;
•	the maturity date;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

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▪	incur additional indebtedness;
▪	issue additional securities;
▪	create liens;
▪	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
▪	redeem capital stock;
▪	place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;
▪	make investments or other restricted payments;
▪	sell or otherwise dispose of assets;
▪	enter into sale-leaseback transactions;
▪	engage in transactions with stockholders or affiliates;
▪	issue or sell stock of our subsidiaries; or
▪	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the applicability of the provisions in the indenture on discharge;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

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•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

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•	to comply with the provisions described above under "Description of Our Debt Securities—Consolidation, Merger or Sale;"
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "Description of Our Debt Securities—General," to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

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At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF OUR WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of these warrant agreements and forms of the warrant certificates representing the warrants as exhibits to the registration statement, of which this prospectus is a part, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;
•	the currencies in which the warrants are being offered;
•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;
•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;
•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;
•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants begins and the date on which such right expires;
•	federal income tax consequences of holding or exercising the warrants; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;
•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;
•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

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•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;
•	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;
•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•	the date on which the right to exercise the warrants begins and the date on which that right expires;
•	federal income tax consequences of holding or exercising the warrants; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;
•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and
•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;
•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;
•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or
•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement,

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then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;
•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or
•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

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DESCRIPTION OF OUR DEPOSITARY SHARES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, contains general terms and provisions of the depositary shares that we may offer under this prospectus. The specific terms of the depositary shares offered will be described in the applicable prospectus supplement or free writing prospectus relating to such depositary shares, and such terms may differ from the terms we describe below. For more information, please refer to the provisions of the deposit agreement we will enter into with a depository to be selected, and our certificate of incorporation, including the form of certificate of designation for the applicable series of preferred stock.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The preferred stock represented by the depositary shares will be deposited with a depository named in the applicable prospectus supplement, under a deposit agreement, among us, the depository and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depository will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depository will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depository, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depository will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depository determines (after consultation with us) that it is not feasible to make such distribution, in which case the depository may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depository resulting from the redemption, in whole or in part, of preferred stock held by the depository. Whenever we redeem any preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depository will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depository will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder's depositary shares. The depository will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depository in order to enable the depository to do so. The depository will abstain from voting any of the shares of preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

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Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depository, upon payment of any unpaid amount due the depository, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depository will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of shares of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depository to deliver to the holder of shares of preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depository if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depository will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depository with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related shares of preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such shares of preferred stock or (iii) each share of preferred stock shall have been converted into shares of our common stock not so represented by depositary shares.

Charges of Depository

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depository in connection with the initial deposit of the shares of preferred stock and initial issuance of the depositary shares, and redemption of the shares of preferred stock and all withdrawals of shares of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depository may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

The depository will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depository and which we are required to furnish to the holders of the shares of preferred stock. In addition, the depository will make available for inspection by holders of depositary receipts at the principal office of the depository, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depository as the holder of shares of preferred stock.

Neither we nor the depository assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither we nor the depository will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations under the deposit agreement and the obligations of the depository under the deposit agreement will be limited to performance in good faith of our and the depository's respective duties thereunder, and neither we nor the depository will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. We and the depository may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties. In the event the depository shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depository shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depository, any such resignation or removal to take effect upon the appointment of a successor depository and its acceptance of such appointment. Such successor depository must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

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DESCRIPTION OF OUR STOCK PURCHASE UNITS OR CONTRACTS

This section outlines some of the provisions of the stock purchase units or contracts, the stock purchase unit or contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the stock purchase unit or contract agreement and pledge agreement with respect to the stock purchase units or contracts of any particular series. The specific terms of any series of stock purchase units or contracts will be described in the applicable prospectus supplement or free writing prospectus. If so described in a prospectus supplement or free writing prospectus, the specific terms of any series of stock purchase units or contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase units or contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase units or contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, shares of preferred stock or depositary shares. The consideration per shares of common stock, share of preferred stock, or depositary share may be fixed at the time the stock purchase units or contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase units or contracts. The stock purchase units or contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase units or contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, shares of preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders' obligations to purchase or sell, as the case may be, the shares of common stock, shares of preferred stock, depositary shares or other security or property under the stock purchase units or contracts. The stock purchase units or contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase units or contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase units or contracts.

The securities related to the stock purchase units or contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase units or contracts to purchase the underlying security or property under the related stock purchase units or contracts. The rights of holders of stock purchase units or contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase units or contracts will be permitted to withdraw the pledged securities related to such stock purchase units or contracts from the pledge arrangement.

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DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	whether common stock, preferred stock, or warrants for those securities will be offered under the stockholder subscription rights;
•	the price, if any, for the subscription rights;
•	the exercise price payable for each security upon the exercise of the subscription rights;
•	the number of subscription rights issued to each stockholder;
•	the number and terms of the securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if appropriate, a discussion of material U.S. federal income tax considerations; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

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DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants, stock purchase units or contracts, subscription rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the shares of common stock, shares of preferred stock, debt securities, warrants, depositary shares, stock purchase units or contracts or subscription rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	if appropriate, a discussion of material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW
AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

We are organized as a Delaware corporation. The following is a summary of our certificate of incorporation and by-laws and certain provisions of the Delaware General Corporation Law, or the DGCL. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire certificate of incorporation and by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information," or refer to the provisions of Delaware law.

Classification of Directors

Our by-laws provide that, except as otherwise required by specific provisions of the certificate of incorporation relating to the rights of holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of our directors may be fixed from time to time by a resolution adopted by a majority of our board but must not be less than three. Our board is not classified into classes. At a meeting specifically called for that purpose, a director may be removed by the holders of a majority of the shares then entitled to vote at an election of directors.

Special Meetings

Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President, and shall be called by the President or, in his absence or disability, by a vice president or by the Secretary upon the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting, such written request to state the purpose or purposes of the meeting and to be delivered to the president, each vice president, or secretary. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent that Delaware law permits. Our certificate of incorporation also provides that we shall provide indemnification to our employees and agents with the same scope and effect as the indemnification of our officers and directors. Delaware law permits a corporation to indemnify any director, officer, employee or agent made or threatened to be made a party to any pending or completed proceeding if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The effect of this provision may be to reduce the likelihood of derivative litigation against directors for breach of their duty of care, even though the action, if successful, might otherwise have benefited us and our stockholders. This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.

As permitted by our certificate of incorporation, we have purchased and maintain insurance on behalf of our directors and officers for any expense, liability or loss incurred by them arising out of their actions in that capacity if we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

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Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL prohibits a defined set of transactions between a Delaware corporation, such as us, and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term "business combination" is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

This prohibition is effective unless:

•	either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by our board prior to the time the interested stockholder becomes an interested stockholder;
•	the interested stockholder owns at least 85% of our voting stock, other than stock held by directors who are also officers or by qualified employee stock plans, upon completion of the transaction in which it becomes an interested stockholder; or
•	the business combination is approved by a majority of our board and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were interested stockholders prior to the corporation becoming subject to Section 203.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depository or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement or free writing prospectus. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in the depository's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depository or its participants. Consequently, for global securities, we will recognize only the depository as the holder of the securities, and we will make all payments on the securities to the depository. The depository passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depository's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depository will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depository will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

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Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders' consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are global securities, how the depository's rules and procedures will affect these matters.

Global Securities

A global security is a security which represents one or any other number of individual securities held by a depository. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depository. Unless we specify otherwise in the applicable prospectus supplement or free writing prospectus, The Depository Trust Company, New York, New York, known as DTC, will be the depository for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depository, its nominee or a successor depository, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depository, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depository or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement or free writing prospectus for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depository, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depository that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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•	An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•	The depository's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depository's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depository in any way;
•	The depository may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•	Financial institutions that participate in the depository's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository for that global security and we do not appoint another institution to act as depository within 90 days;
•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement or free writing prospectus may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement or free writing prospectus. When a global security terminates, the depository, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The applicable prospectus supplement or free writing prospectus will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters' compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. We may grant underwriters an option to purchase additional securities to cover over-allotment, if any, or otherwise in connection with the distribution. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on NASDAQ (or any exchange or quotation system on which our securities are listed) may engage in passive market making transactions in our common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase units or contracts, subscription rights or units, as applicable, on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

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Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement or free writing prospectus the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement or free writing prospectus, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or free writing prospectus.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or free writing prospectus (or a post-effective amendment).

Delayed Delivery Contracts

If we so indicate in the prospectus supplement or free writing prospectus, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement or free writing prospectus. The prospectus supplement or free writing prospectus will describe any commission payable for solicitation of those contracts.

Subscription Offerings

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through subscription rights, the subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by SingerLewak LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The report of SingerLewak LLP dated April, 2014, on the effectiveness of internal control over financial reporting as of December 31, 2013, expressed an opinion that Advanced Cell Technology, Inc. and Subsidiary had not maintained effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

We incorporate by reference the documents listed below, which have been filed with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013; as amended;

2. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014;

3. Our Current Reports on Form 8-K as filed on January 22, 2014, March 10, 2014, April 21, 2014, May 5, 2014, May 29, 2014, June 6, 2014, June 24, 2014, July 3, 2014, August 6, 2014, August 27, 2014, September 23, 2014 and October 6, 2014; and

4. The description of our common stock, which is registered under Section 12 of the Exchange Act, contained in our registration statement on Form 8-A filed with the SEC on May 28, 2003, including any amendment or report filed for the purpose of updating such descriptions.

We also incorporate by reference any filings made after the date of the initial filing of the registration statement of which this prospectus forms a part including filings made prior to the effectiveness of the registration statement, made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the securities made by this prospectus is completed or terminated.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of that person, a copy of any and all of the information that has been incorporated in this prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to our investor relations department at the following address and telephone number: Advanced Cell Technology, Inc., 33 Locke Dr., Marlborough, MA 01752; (508) 756-1212.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. Our Internet site is http://www.advancedcell.com. Information contained on our Internet site is not a part of this prospectus.

This prospectus provides you with a general description of the common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase units or contracts, subscription rights and units being registered. This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Advanced Cell Technology:

SEC Registration Fee		$11,620
NASDAQ Fees	$		*
Transfer Agent Fees	$		*
Legal Fees and Expenses	$		*
Accounting Fees and Expenses	$		*
Printing and Miscellaneous Fees	$		*

Total	$		*

* These fees are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

The registrant's certificate of incorporation, as amended, provides that the registrant shall, to the fullest extent permitted by the DGCL, indemnify any director or officer which it shall have the power to indemnify under the DGCL against any expenses, liabilities, or other matters referred to in or covered by Section 145 of the DGCL. This indemnification continues after such person ceases to be a director or officer and inures to the benefit of the heirs, executors and administrators of said person. The registrant shall not be required to indemnify a person in connection with such action, suit or proceeding initiated by such person if it was not authorized by the registrant's board except under limited circumstances. The certificate of incorporation also provides that the right to indemnification includes the right to be paid by the registrant for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery by the registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the certificate of incorporation or otherwise. The certificate of incorporation provides that the registrant, by action of its board, may provide indemnification to employees and agents of the registrant with the same scope and effect as the indemnification of directors and officers. The certificate of incorporation also contains a provision eliminating the liability of directors of the registrant to the registrant or its stockholders for monetary damage, to the fullest extent permitted by law. The certificate of incorporation also permits the registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent against any expense, liability, or loss incurred by him or her if the registrant would have the power to indemnify such persons against such expense, liability or loss under the DGCL. The certificate of incorporation also permits the registrant to enter into agreements with any director, officer, employee or agent providing for indemnification rights equivalent to or greater than the indemnification rights set forth in the certificate of incorporation. The registrant has entered into indemnification agreements with all of its directors and executive officers and maintains insurance for each director and executive officer.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description of Documents
*1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of the Registrant dated November 17, 2005 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 and incorporated by reference herein).
3.2	Certificate of Amendment to Certificate of Incorporation dated October 13, 2006 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on October 13, 2006 and incorporated herein by reference).
3.3	Certificate of the Powers, Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock dated March 5, 2009 (previously filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 20, 2009 and incorporated herein by reference).
3.4	Certificate of Amendment to Certificate of Incorporation dated September 15, 2009 (previously filed as Exhibit 3.15 to the Registrant’s Registration Statement on Form S-1 filed November 18, 2009 and incorporated herein by reference).
3.5	Certificate of Amendment to Certificate of Incorporation dated January 24, 2012 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 30, 2012 and incorporated herein by reference).
3.6	Certificate of Amendment to Certificate of Incorporation dated October 24, 2013 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 24, 2013 and incorporated herein by reference).
3.7	Certificate of Amendment to Certificate of Incorporation dated August 27, 2014 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 27, 2014 and incorporated herein by reference).
**3.8	Form of Certificate of Amendment to Certificate of Incorporation, to be voted upon by the Registrant’s stockholders on November 12, 2014.
3.9	Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 and incorporated by reference herein).
3.10	Amendment No. 1 to Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 30, 2007 and incorporated by reference herein).
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9
4.2	Specimen Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 and incorporated by reference herein).
*4.3	Form of Certificate of Designation of Preferred Stock.
*4.4	Form of Preferred Stock Certificate.
**4.5	Form of Senior Indenture between Registrant and one or more trustees to be named
**4.6	Form of Subordinated Indenture between Registrant and one or more trustees to be named.
*4.7	Form of Senior Note.
*4.8	Form of Subordinated Note.
**4.9	Form of Common Stock Warrant Agreement and Warrant Certificate.
**4.10	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
**4.11	Form of Debt Securities Warrant Agreement and Warrant Certificate.
*4.12	Form of Stock Purchase Unit or Contract Agreement.
*4.13	Form of Deposit Agreement relating to the depositary shares (including form of depositary receipt).
*4.14	Form of Unit Certificate.
**5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
**12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends
**23.1	Consent of SingerLewak LLP, independent registered public accounting firm.
**23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
**24	Powers of Attorney (included in the signature pages of this registration statement).
***25.1	Statement of Eligibility of Trustee on Form T-1 under the Senior Debt Indenture.
***25.2	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Debt Indenture.

* To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

** Filed herewith.

*** To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Rule 305(b)(2) of the Trust Indenture Act and incorporated herein by reference.

II-2

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

II-3

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Marlborough, the Commonwealth of Massachusetts, on this 14th day of October, 2014.

ADVANCED CELL TECHNOLOGY, INC., a Delaware corporation

By: /s/ Paul K. Wotton
Paul K. Wotton President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Advanced Cell Technology, Inc. hereby severally constitute and appoint Paul K. Wotton and Edward Myles, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Advanced Cell Technology, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated. following persons in the capacities and on the dates indicated.

/s/ Paul K. Wotton
Paul K. Wotton Chief Executive Officer and President (Principal Executive Officer)	October 14, 2014

/s/ Edward Myles
Edward Myles	October 14, 2014
Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Robert Langer
Robert Langer Director	October 14, 2014

/s/ Zohar Loshitzer
Zohar Loshitzer Director	October 14, 2014

/s/ Gregory D. Perry
Gregory D. Perry Director	October 14, 2014

/s/ Alan C. Shapiro
Alan C. Shapiro Director	October 14, 2014

/s/ Michael T. Heffernan
Michael T. Heffernan Director and Chairman	October 14, 2014

EXHIBIT INDEX

Exhibit No.	Description of Documents
*1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation of the Registrant dated November 17, 2005 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 and incorporated by reference herein).
3.2	Certificate of Amendment to Certificate of Incorporation dated October 13, 2006 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on October 13, 2006 and incorporated herein by reference).
3.3	Certificate of the Powers, Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock dated March 5, 2009 (previously filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 20, 2009 and incorporated herein by reference).
3.4	Certificate of Amendment to Certificate of Incorporation dated September 15, 2009 (previously filed as Exhibit 3.15 to the Registrant’s Registration Statement on Form S-1 filed November 18, 2009 and incorporated herein by reference).
3.5	Certificate of Amendment to Certificate of Incorporation dated January 24, 2012 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 30, 2012 and incorporated herein by reference).
3.6	Certificate of Amendment to Certificate of Incorporation dated October 24, 2013 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 24, 2013 and incorporated herein by reference).
3.7	Certificate of Amendment to Certificate of Incorporation dated August 27, 2014 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 27, 2014 and incorporated herein by reference).
**3.8	Form of Certificate of Amendment to Certificate of Incorporation, to be voted upon by the Registrant’s stockholders on November 12, 2014.
3.9	Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 and incorporated by reference herein).
3.10	Amendment No. 1 to Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 30, 2007 and incorporated by reference herein).
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, and 3.8
4.2	Specimen Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 21, 2005 and incorporated by reference herein).
*4.3	Form of Certificate of Designation of Preferred Stock.
*4.4	Form of Preferred Stock Certificate.
**4.5	Form of Senior Indenture between Registrant and one or more trustees to be named
**4.6	Form of Subordinated Indenture between Registrant and one or more trustees to be named.
*4.7	Form of Senior Note.
*4.8	Form of Subordinated Note.
**4.9	Form of Common Stock Warrant Agreement and Warrant Certificate.
**4.10	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
**4.11	Form of Debt Securities Warrant Agreement and Warrant Certificate.
*4.12	Form of Stock Purchase Unit or Contract Agreement.
*4.13	Form of Deposit Agreement relating to the depositary shares (including form of depositary receipt).
*4.14	Form of Unit Certificate.
**5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
**12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends
**23.1	Consent of SingerLewak LLP, independent registered public accounting firm.
**23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
**24	Powers of Attorney (included in the signature pages of this registration statement).
***25.1	Statement of Eligibility of Trustee on Form T-1 under the Senior Debt Indenture.
***25.2	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Debt Indenture.

* To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

** Filed herewith.

*** To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Rule 305(b)(2) of the Trust Indenture Act and incorporated herein by reference.